UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2018

WellCare Health Plans, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8735 Henderson Road, Renaissance One
Tampa, Florida 33634
(Address of Principal Executive Offices, including Zip Code)

(813) 290-6200
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

5.375% Senior Notes due 2026

On August 13, 2018, WellCare Health Plans, Inc. (the “Company”) issued 5.375% senior notes due 2026 in the aggregate principal amount of $750,000,000 (the “Notes”). The Notes were issued under an indenture, dated as of August 13, 2018 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes will mature on August 15, 2026, and will bear interest at a rate of 5.375% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Notes will be payable semi-annually on February 15 and August 15, commencing on February 15, 2019.
The Company expects to use the net proceeds from the offering of the Notes to fund a portion of the cash consideration for its previously announced acquisition of Meridian Health Plan of Michigan, Inc., Meridian Health Plan of Illinois, Inc. and MeridianRx, a pharmacy benefit manager (the “Acquisition”), to pay related fees and expenses and for general corporate purposes. If the Acquisition is not completed for any reason, the Company will be required to redeem the Notes, in whole, at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest. The Company expects to close the Acquisition in the next few months, subject to the satisfaction of certain closing conditions, including the receipt of regulatory approvals.
The Notes were offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.
The following is a brief description of the terms of the Notes and the Indenture.
Ranking
The Notes will be the Company’s senior unsecured obligations. The Notes will rank equally in right of payment with all of the Company’s existing and future indebtedness that is not expressly subordinated thereto, senior in right of payment to any future indebtedness that is expressly subordinated in right of payment thereto and effectively junior to the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. In addition, the Notes will be structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries (unless the Company’s subsidiaries become guarantors of the Notes).
Guarantees
As of the issue date of the Notes, none of the Company’s subsidiaries will guarantee the Notes. In the future, each of the Company’s U.S. subsidiaries that becomes a guarantor of the Company’s other debt will fully and unconditionally guarantee the Notes on a senior basis, subject to certain exceptions.
Special Mandatory Redemption
If the Acquisition is not consummated on or prior to January 31, 2019, which date will be extended automatically to May 1, 2019 if regulatory approval is the only closing condition that has not been fulfilled and all other closing conditions either have been fulfilled or are then capable of being fulfilled, the Company will be required to redeem the notes, in whole, at a redemption price equal to 100% of the aggregate principal amount of the notes, plus accrued and unpaid interest.
Optional Redemption
At any time prior to August 15, 2021, the Company may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 105.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including the redemption date, with an amount equal to the net cash process of an equity offering by the Company; provided that:

(1) at least 50% of the aggregate principal amount of Notes (including any additional Notes, but excluding Notes held by the Company or its subsidiaries) remains outstanding immediately after the occurrence of such redemption, unless all such Notes are redeemed substantially concurrently with the redemption of Notes; and
(2) the redemption occurs within 180 days after the closing date of such equity offering.
At any time prior to August 15, 2021, the Company may, on any one or more occasions, redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium, as defined in the Indenture, as of, and accrued and unpaid interest, if any, to, but not including the redemption date (subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date).
Except pursuant to the preceding two paragraphs, the Notes will not be redeemable at the Company’s option prior to August 15, 2021.
On or after August 15, 2021, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on August 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date:

Period	Redemption Price
2021	104.031%
2022	102.688%
2023	101.344%
2024 and thereafter	100.000%
Change of Control
If the Company experiences certain change of control events, as defined in the Indenture, the Company must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.
Asset Sale
If the Company sells assets under certain circumstances described in the Indenture, and subject to certain exceptions, the Company must offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.
Covenants
The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to:
•    incur additional indebtedness and issue preferred stock;
•    pay dividends or make other distributions;
•    make other restricted payments and investments;
•    sell assets, including capital stock of restricted subsidiaries;
•    create certain liens;
• incur restrictions on the ability of restricted subsidiaries to pay dividends or make other payments, and in the case of the Company’s subsidiaries, guarantee indebtedness;
•    engage in transactions with affiliates;

•    create unrestricted subsidiaries; and
•    merge or consolidate with other entities.
Events of Default
The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on, the Notes to become or to be declared due and payable.
Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.
Item 8.01.  Other Events
On August 14, 2018, the Company announced the closing of the offering of the Notes. A copy of the press release making this announcement is attached hereto at Exhibit 99.1 and incorporated by reference herein.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated August 13, 2018, between WellCare Health Plans, Inc. and The Bank of New York Trust Company, N.A., as trustee.

99.1	Press Release dated August 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.

Date: August 14, 2018	By:	/s/ Andrew L. Asher
Name: Andrew L. Asher
Title: Executive Vice President and Chief Financial Officer